Exhibit 99.1

Actuant Reports Record 2008 Results

MILWAUKEE--(BUSINESS WIRE)--Actuant Corporation (NYSE: ATU) today announced record sales and earnings for its fiscal year ended August 31, 2008.

Highlights

  Full-year 2008 revenues were a record $1.66 billion, a 14% increase over the prior year. Fourth quarter revenues increased 4% year-over-year, to $405 million.
  Record full-year diluted earnings per share (“EPS”) of $2.05, excluding special items, an increase of 18% over the comparable 2007 figure. Fourth quarter EPS increased 10% year-over-year, excluding special items, to $0.54 (see attached reconciliation of earnings).
  Fourth quarter and full year EBITDA margin expansion, excluding restructuring.
  Cash generated from operations of $170 million for the year ended August 31, 2008.
  Deployed approximately $110 million in two tuck-in acquisitions during fiscal 2008.
  Acquired the Cortland Companies effective September 26, 2008 for $230 million.

Robert C. Arzbaecher, President and CEO of Actuant commented, “Fiscal 2008 marked the 7th consecutive year of EPS growth, excluding special items. We once again were able to convert those strong earnings into cash, generating another year of free cash flow in excess of net income. These improved results are even more gratifying given they were accomplished in the face of strong headwinds from our consumer-oriented markets, including recreational vehicle, marine and DIY electrical. Actuant’s extensive diversification rewarded shareholders again in 2008, with robust demand and profit generation from our Industrial and Engineered Products segments which more than offset the impact of weak consumer markets.”

Consolidated Results

Fourth quarter sales increased 4% to $405 million from $390 million in the prior year. The increase was attributable to the impact of foreign currency rate changes (5%) and acquisitions (3%) as core sales declined 4%. Both the Industrial and Engineered Products segments generated strong core growth; however, the Electrical and Actuation Systems segments reported core sales declines.

Fourth quarter fiscal 2008 net earnings and EPS were $34.2 million and $0.54, respectively, compared to prior year net earnings and EPS of $31.4 million and $0.50, respectively. Fiscal 2007 fourth quarter results include a $1.1 million ($0.02 per diluted share) restructuring charge related to the European Electrical business and a $1.6 million benefit ($0.02 per diluted share) from the utilization of a foreign tax credit. Excluding these items (the “special items”) 2008 fourth quarter EPS increased 10% year-over-year from $0.49 to $0.54 (see attached reconciliation of earnings).

Sales for the year ended August 31, 2008 were $1.66 billion, 14% higher than the $1.46 billion in the comparable prior year period. Core sales increased 1% for the fiscal year, with acquisitions and foreign currency rate changes contributing 8% and 5%, respectively.

Net earnings and EPS for the year ended August 31, 2008 were $122.5 million and $1.93, respectively, compared to prior year net earnings and EPS of $105.0 million and $1.69, respectively. Fiscal 2008 results include a $10.3 million ($0.16 per diluted share) charge related to European Electrical restructuring and a $2.6 million ($0.04 per diluted share) income tax gain. Fiscal 2007 results include a $4.5 million ($0.07 per diluted share) European Electrical restructuring charge and a $1.6 million tax gain ($0.02 per diluted share). Excluding these special items, full year EPS increased 18% year-over-year from $1.73 to $2.05 (see attached reconciliation of earnings).

Segment Results

Industrial Segment

(US $ in millions)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2008	2007	2008	2007
Sales	$159.0	$122.9	$586.9	$439.1
Operating Profit	$47.4	$34.9	$161.8	$121.3
Operating Profit %	29.8%	28.4%	27.6%	27.6%

Fourth quarter fiscal 2008 Industrial segment sales increased 29% to $159 million. Excluding currency translation and acquisitions, Industrial segment core sales grew 14% driven by continued strong global demand for joint integrity products and services for the oil & gas and power generation markets, as well as high-force hydraulic tools. Fourth quarter operating profit margins expanded 140 basis points to 29.8% due primarily to the benefit of higher volume, pricing and operating efficiencies.

Electrical Segment

(US $ in millions)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2008	2007	2008	2007
Sales	$111.9	$132.4	$505.8	$505.7
Operating Profit (1)	$3.9	$10.9	$33.6	$40.1
Operating Profit %	3.4%	8.2%	6.6%	7.9%

(1) Operating profit excludes European Electrical restructuring charges of $10.5 million for the twelve months ended August 31, 2008, and $1.1 million and $5.4 million for the three and twelve months ended August 31, 2007.

Fiscal 2008 fourth quarter Electrical segment sales declined 15% to $112 million. Core sales declined 19% reflecting weaker demand from consumer, marine and transformer customers and the impact of SKU reductions in the European Electrical product line. Operating profit margin declined to 3.4% reflecting lower production volumes, unfavorable sales mix and costs associated with facility consolidations and headcount reductions. Margin improvement within the European Electrical business continued as expected.

Actuation Systems Segment

(US $ in millions)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2008	2007	2008	2007
Sales	$100.1	$104.4	$445.6	$419.4
Operating Profit	$8.3	$9.6	$40.3	$37.1
Operating Profit %	8.3%	9.2%	9.1%	8.9%

Actuation Systems fourth quarter fiscal 2008 sales decreased 4% to $100 million. Core sales declined 11% in the quarter as demand for the Company’s RV products were nearly 50% below prior year levels due to the weak consumer demand. Excluding the RV product line, fourth quarter sales increased modestly. Despite improved automotive margins, overall operating profit margins declined 90 basis points compared to last year due to the impact of lower RV production volumes.

Engineered Products Segment

(US $ in millions)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2008	2007	2008	2007
Sales	$33.6	$30.0	$125.7	$94.5
Operating Profit	$5.4	$4.6	$17.0	$13.5
Operating Profit %	16.0%	15.5%	13.5%	14.2%

Fiscal 2008 fourth quarter Engineered Products segment sales were 12% higher than the prior year with 9% core growth, reflecting increases across all businesses. Operating profit margins improved 50 basis points, to 16.0%, due to the higher volumes and price increases.

Financial Position

Fiscal year-end net debt (total debt of $574 million less $122 million of cash) was $452 million, a reduction of $44 million from the beginning of the quarter and $23 million from the start of the fiscal year. The Company utilized approximately $110 million of its 2008 cash flow on acquisitions and an additional $44 million on capital expenditures, including nearly $15 million on its Taicang, China facility which opened in August, 2008.

Outlook

The Company updated its fiscal year 2009 guidance to reflect the Cortland acquisition, as well as its current business, economic and foreign exchange rate outlooks. Full year fiscal 2009 EPS is expected to be in the range of $2.25-2.35 on sales of $1.725-1.750 billion. For the first quarter, the Company expects sales to be in the $405-415 million range, generating EPS of approximately $0.48-0.52 per diluted share. Arzbaecher commented, “We expect 2009 to be a challenging year given the unsettled economic and credit environments and headwinds from the stronger US dollar and higher borrowing costs. While we believe market conditions have become more difficult in the last 90 days, we feel the Company is well positioned given the focused execution of our business model and our increasingly diversified end markets and geographies. In addition, we are optimistic about acquisition opportunities and the potential they could have on fiscal 2009 results.”

Conference Call Information

An investor conference call is scheduled for 10am CDT today, October 1, 2008. Webcast information and conference call materials will be made available on the Actuant company website (www.actuant.com) prior to the start of the call.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant’s results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K filed with the Securities and Exchange Commission for further information regarding risk factors.

About Actuant

Actuant, headquartered in Butler, Wisconsin, is a diversified industrial company with operations in more than 30 countries. The Actuant businesses are market leaders in highly engineered position and motion control systems and branded hydraulic and electrical tools and supplies. Since its creation through a spin-off in 2000, Actuant has grown its sales from $482 million to approximately $1.7 billion. The Company employs a workforce of more than 7,500 worldwide. Actuant Corporation trades on the NYSE under the symbol ATU. For further information on Actuant and its business units, visit the Company's website at www.actuant.com.

(tables follow)

Actuant Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	August 31,	August 31,
	2008	2007

ASSETS
Current assets
Cash and cash equivalents	$122,549	$86,680
Accounts receivable, net	226,564	194,775
Inventories, net	215,391	197,539
Deferred income taxes	11,870	14,827
Other current assets	16,092	11,459
Total current assets	592,466	505,280

Property, plant and equipment, net	134,550	122,817
Goodwill	639,862	599,841
Other intangible assets, net	292,359	260,418
Other long-term assets	9,145	12,420

Total assets	$1,668,382	$1,500,776

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$339	$-
Trade accounts payable	166,863	153,205
Accrued compensation and benefits	59,023	52,345
Income taxes payable	24,867	20,309
Current maturities of long-term debt	-	519
Other current liabilities	60,033	64,449
Total current liabilities	311,125	290,827

Long-term debt, less current maturities	573,818	561,138
Deferred income taxes	99,634	103,589
Pension and postretirement benefit accruals	27,641	27,437
Other long-term liabilities	26,658	17,864

Shareholders' equity
Capital stock	11,200	11,070
Additional paid-in capital	(324,898)	(349,190)
Accumulated other comprehensive income	7,149	12,876
Stock held in trust	(2,081)	(1,744)
Deferred compensation liability	2,081	1,744
Retained earnings	936,055	825,165
Total shareholders' equity	629,506	499,921

Total liabilities and shareholders' equity	$1,668,382	$1,500,776

Actuant Corporation
Condensed Consolidated Statements of Earnings
(Dollars in thousands except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	August 31,	August 31,	August 31,	August 31,
	2008	2007	2008	2007

Net sales	$404,515	$389,655	$1,663,943	$1,458,748
Cost of products sold	259,105	258,437	1,089,888	974,654
Gross profit	145,410	131,218	574,055	484,094

Selling, administrative and engineering expenses	85,000	74,489	337,396	282,326
European electrical restructuring charge	-	1,076	10,473	5,395
Amortization of intangible assets	4,096	3,082	14,837	10,900
Operating profit	56,314	52,571	211,349	185,473

Financing costs, net	8,887	8,815	36,409	33,001
Other (income) expense, net	(1,412)	(849)	(2,991)	782
Earnings from operations before income
tax expense and minority interest	48,839	44,605	177,931	151,690

Income tax expense	14,598	13,300	55,365	46,781
Minority interest, net of income taxes	(2)	(46)	22	(43)

Net earnings	$34,243	$31,351	$122,544	$104,952

Earnings per share
Basic	$0.61	$0.57	$2.20	$1.92
Diluted	0.54	0.50	1.93	1.69

Weighted average common shares outstanding
Basic	55,953	55,068	55,813	54,751
Diluted	65,011	63,867	64,833	63,628

Actuant Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	August 31,	August 31,	August 31,	August 31,
	2008	2007	2008	2007

Operating Activities
Net earnings	$34,243	$31,351	$122,544	$104,952
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	11,783	10,086	44,709	35,974
Stock-based compensation expense	1,957	1,388	6,847	5,475
Provision (benefit) for deferred income taxes	(1,078)	10,743	5,912	8,341
Other	337	1,168	(204)	1,231
Changes in operating assets and liabilities, excluding the effects of the business acquisitions
Accounts receivable	20,922	4,174	(13,929)	(2,261)
Accounts receivable securitization program	(8,621)	(7,661)	(3,576)	6,460
Inventories	2,369	4,071	(5,697)	(4,900)
Prepaid expenses and other assets	(1,315)	3,019	429	(1,024)
Trade accounts payable	(7,127)	(4,456)	7,586	14,740
Income taxes payable	702	(5,087)	(576)	(646)
Other accrued liabilities	(9,267)	(1,100)	6,052	8,768
Net cash provided by operating activities	44,905	47,696	170,097	177,110

Investing Activities
Proceeds from sale of property, plant and equipment	389	451	14,065	4,570
Capital expenditures	(11,905)	(10,997)	(44,407)	(31,491)
Business acquisitions, net of cash acquired	-	(30,391)	(110,109)	(162,981)
Net cash used in investing activities	(11,516)	(40,937)	(140,451)	(189,902)

Financing Activities
Net borrowings (repayments) on revolving credit facilities and
short-term borrowings	(1,909)	-	246	(80,355)
Proceeds from term loan	-	-	-	155,737
Proceeds from Senior Note offering, net of discount	-	249,039	-	249,039
Principal repayments on term loans	(7)	(244,660)	(1,015)	(251,737)
Cash dividend	-	-	(2,221)	(2,187)
Stock option exercises, related tax benefits, and other	3,819	1,345	8,029	1,680
Net cash provided by financing activities	1,903	5,724	5,039	72,177

Effect of exchange rate changes on cash	(3,822)	494	1,184	1,636
Net increase (decrease) in cash and cash equivalents	31,470	12,977	35,869	61,021
Cash and cash equivalents - beginning of period	91,079	73,703	86,680	25,659
Cash and cash equivalents - end of period	$122,549	$86,680	$122,549	$86,680

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
(Dollars in thousands)

	FISCAL 2007					FISCAL 2008
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
SALES
INDUSTRIAL SEGMENT	$103,935	$96,501	$115,852	$122,855	$439,143	$137,089	$130,802	$160,035	$158,972	$586,898
ELECTRICAL SEGMENT	122,017	123,599	127,653	132,439	505,708	133,962	130,779	129,142	111,915	505,798
ACTUATION SYSTEMS SEGMENT	105,654	97,656	111,768	104,367	419,445	112,899	109,764	122,850	100,070	445,583
ENGINEERED PRODUCTS SEGMENT	11,377	23,264	29,817	29,994	94,452	31,193	28,284	32,629	33,558	125,664
TOTAL	$342,983	$341,020	$385,090	$389,655	$1,458,748	$415,143	$399,629	$444,656	$404,515	$1,663,943

% SALES GROWTH
INDUSTRIAL SEGMENT	31%	34%	34%	22%	30%	32%	36%	38%	29%	34%
ELECTRICAL SEGMENT	16%	17%	17%	18%	17%	10%	6%	1%	-15%	0%
ACTUATION SYSTEMS SEGMENT	19%	11%	2%	4%	9%	7%	12%	10%	-4%	6%
ENGINEERED PRODUCTS SEGMENT	7%	120%	157%	159%	112%	174%	22%	9%	12%	33%
TOTAL	21%	24%	22%	20%	21%	21%	17%	15%	4%	14%

OPERATING PROFIT
INDUSTRIAL SEGMENT	$28,958	$24,203	$33,259	$34,865	$121,285	$37,976	$32,757	$43,692	$47,369	$161,794
ELECTRICAL SEGMENT	9,357	9,535	10,341	10,851	40,084	10,426	11,239	8,074	3,858	33,596
ACTUATION SYSTEMS SEGMENT	8,614	7,954	10,994	9,562	37,124	10,059	8,301	13,705	8,263	40,328
ENGINEERED PRODUCTS SEGMENT	1,653	3,088	4,069	4,644	13,454	4,235	3,146	4,260	5,373	17,014
CORPORATE / GENERAL	(4,944)	(4,105)	(5,756)	(6,274)	(21,079)	(6,415)	(7,743)	(8,203)	(8,549)	(30,910)
TOTAL - EXCLUDING RESTRUCTURING CHARGE	$43,638	$40,675	$52,907	$53,648	$190,868	$56,281	$47,700	$61,528	$56,314	$221,822
EUROPEAN ELECTRICAL RESTRUCTURING CHARGE	(109)	(3,776)	(434)	(1,076)	(5,395)	(5,521)	(4,952)	-	-	(10,473)
TOTAL	$43,529	$36,899	$52,473	$52,572	$185,473	$50,760	$42,748	$61,528	$56,314	$211,349

OPERATING PROFIT %
INDUSTRIAL SEGMENT	27.9%	25.1%	28.7%	28.4%	27.6%	27.7%	25.0%	27.3%	29.8%	27.6%
ELECTRICAL SEGMENT	7.7%	7.7%	8.1%	8.2%	7.9%	7.8%	8.6%	6.3%	3.4%	6.6%
ACTUATION SYSTEMS SEGMENT	8.2%	8.1%	9.8%	9.2%	8.9%	8.9%	7.6%	11.2%	8.3%	9.1%
ENGINEERED PRODUCTS SEGMENT	14.5%	13.3%	13.6%	15.5%	14.2%	13.6%	11.1%	13.1%	16.0%	13.5%
TOTAL (INCLUDING CORPORATE) - EXCLUDING RESTRUCTURING CHARGE	12.7%	11.9%	13.7%	13.8%	13.1%	13.6%	11.9%	13.8%	13.9%	13.3%

EBITDA
INDUSTRIAL SEGMENT	$31,356	$26,475	$35,738	$39,156	$132,725	$42,570	$37,386	$48,388	$52,998	$181,342
ELECTRICAL SEGMENT	11,543	11,404	12,355	13,501	48,803	13,226	13,661	10,562	6,087	43,535
ACTUATION SYSTEMS SEGMENT	11,339	10,928	14,179	12,547	48,993	13,292	11,428	16,402	12,136	53,258
ENGINEERED PRODUCTS SEGMENT	1,904	3,986	4,962	5,780	16,632	5,399	4,445	5,400	6,451	21,695
CORPORATE / GENERAL	(4,844)	(4,028)	(5,822)	(6,350)	(21,044)	(6,632)	(7,522)	(7,991)	(8,163)	(30,308)
TOTAL - EXCLUDING RESTRUCTURING CHARGE	$51,298	$48,765	$61,412	$64,634	$226,109	$67,855	$59,398	$72,761	$69,509	$269,522
EUROPEAN ELECTRICAL RESTRUCTURING CHARGE	(109)	(3,776)	(434)	(1,076)	(5,395)	(5,521)	(4,952)	-	-	(10,473)
TOTAL	$51,189	$44,989	$60,978	$63,558	$220,714	$62,334	$54,446	$72,761	$69,509	$259,049

EBITDA %
INDUSTRIAL SEGMENT	30.2%	27.4%	30.8%	31.9%	30.2%	31.1%	28.6%	30.2%	33.3%	30.9%
ELECTRICAL SEGMENT	9.5%	9.2%	9.7%	10.2%	9.7%	9.9%	10.4%	8.2%	5.4%	8.6%
ACTUATION SYSTEMS SEGMENT	10.7%	11.2%	12.7%	12.0%	11.7%	11.8%	10.4%	13.4%	12.1%	12.0%
ENGINEERED PRODUCTS SEGMENT	16.7%	17.1%	16.6%	19.3%	17.6%	17.3%	15.7%	16.5%	19.2%	17.3%
TOTAL (INCLUDING CORPORATE) - EXCLUDING RESTRUCTURING CHARGE	15.0%	14.3%	15.9%	16.6%	15.5%	16.3%	14.9%	16.4%	17.2%	16.2%

Note: All prior periods have been restated to include Milwaukee Cylinder as part of the Industrial Segment. Previously this business was part of the Engineered Products Segment.
The total of the individual quarters may not equal the annual total due to rounding.

ACTUANT CORPORATION
Reconciliation of GAAP measures to non-GAAP measures
(Dollars in thousands, except for per share amounts)

	FISCAL 2007					FISCAL 2008
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL

NET EARNINGS EXCLUDING RESTRUCTURING CHARGE
AND TAX ADJUSTMENTS / CREDITS (1)
NET EARNINGS (GAAP MEASURE)	$25,102	$18,919	$29,580	$31,351	$104,952	$27,427	$22,239	$38,635	$34,243	$122,544
RESTRUCTURING CHARGES, NET OF TAX BENEFIT	109	2,926	434	1,076	4,545	5,521	4,729	-	-	10,250
TAX ADJUSTMENTS / CREDITS	-	-	-	(1,580)	(1,580)	-	-	(2,625)	-	(2,625)
TOTAL (NON-GAAP MEASURE)	$25,211	$21,845	$30,014	$30,847	$107,917	$32,948	$26,968	$36,010	$34,243	$130,169

DILUTED EARNINGS PER SHARE EXCLUDING RESTRUCTURING
CHARGE AND TAX ADJUSTMENTS / CREDITS (1)
NET EARNINGS (GAAP MEASURE)	$0.41	$0.31	$0.47	$0.50	$1.69	$0.43	$0.35	$0.60	$0.54	$1.93
RESTRUCTURING CHARGES, NET OF TAX BENEFIT	-	0.05	0.01	0.02	0.07	0.09	0.07	-	-	0.16
TAX ADJUSTMENTS / CREDITS	-	-	-	(0.02)	(0.02)	-	-	(0.04)	-	(0.04)
TOTAL (NON-GAAP MEASURE)	$0.41	$0.35	$0.48	$0.49	$1.73	$0.52	$0.43	$0.56	$0.54	$2.05

EBITDA (2)
NET EARNINGS (GAAP MEASURE)	$25,102	$18,919	$29,580	$31,351	$104,952	$27,427	$22,239	$38,635	$34,243	$122,544
FINANCING COSTS, NET	6,841	8,268	9,076	8,816	33,001	9,300	9,032	9,190	8,887	36,409
INCOME TAX EXPENSE	11,379	8,956	13,146	13,300	46,781	15,149	12,154	13,465	14,598	55,365
DEPRECIATION & AMORTIZATION	7,877	8,844	9,165	10,137	36,023	10,464	11,028	11,434	11,783	44,709
MINORITY INTEREST, NET OF INCOME TAX	(10)	2	11	(46)	(43)	(6)	(7)	37	(2)	22
EBITDA (NON-GAAP MEASURE)	$51,189	$44,989	$60,978	$63,558	$220,714	$62,334	$54,446	$72,761	$69,509	$259,049
EUROPEAN ELECTRICAL RESTRUCTURING CHARGE	109	3,776	434	1,076	5,395	5,521	4,952	-	-	10,473
EBITDA (NON-GAAP MEASURE) - EXCLUDING RESTRUCTURING CHARGE	$51,298	$48,765	$61,412	$64,634	$226,109	$67,855	$59,398	$72,761	$69,509	$269,522

(1)

Net earnings and diluted earnings per share excluding restructuring charges and income tax adjustments / credits represent net earnings and diluted earnings per share per the Consolidated Statement of Earnings net of charges or credits for items to be highlighted for comparability purposes.  These measures should not be considered as an alternative to net earnings or diluted earnings per share as an indicator of the company's operating performance.  However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies.  The total of the individual components do not equal diluted earnings per share excluding restructuring charges and income tax adjustments / credits due to rounding.

(2)

EBITDA represents net earnings before financing costs, net, income tax expense, depreciation & amortization and minority interest.  EBITDA is not a calculation based upon generally accepted accounting principles (GAAP).  The amounts included in the EBITDA calculation, however, are derived from amounts included in the Consolidated Statements of Earnings data. EBITDA should not be considered as an alternative to net earnings or operating profit as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Actuant has presented EBITDA because it regularly reviews this as a measure of the company's ability to incur and service debt.  In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them.  However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.  The total of the individual quarters may not equal the annual total due to rounding.

CONTACT:
Actuant Corporation
Karen Bauer
Director, Investor Relations
262-373-7462